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                                                                   EXHIBIT 10.6

                                     INTEROFFICE COMMUNICATION

[AETNA LOGO]

                                     JAMES H. GOULD
                                     Vice President
                                     Compensation, Benefits & HR Services, RW2A
                                     (860) 273-8588
                                     Fax:  (860) 273-2030

To            Thomas J. McInerney

Date          July 5, 2000

Subject       Enhanced Severance

This memo is to confirm how benefits are to be administered in connection with the enhanced severance letter you received. During the period you receive severance payments, you will be eligible for the same employee benefits, if any, as are provided under the severance plan or program in which you otherwise would have been eligible to participate but for this special arrangement. Let me know if you have any further questions.

/s/ James H. Gould